UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 21, 2014 (November 19, 2014)

Commission file number 1-36129 SPRINGLEAF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	27-3379612
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2014, the Board of Directors of the Company appointed Sean P. Donnelly as Vice President – Senior Managing Director and principal accounting officer of the Company, effective December 1, 2014. Mr. Donnelly, age 41, has been employed by NYSE Euronext (formerly NYSE Group) (“NYSE”), an international exchange operating equity and derivatives markets, since 2005, most recently as Vice President (since 2008), with responsibility for overseeing external reporting, accounting research and due diligence and integration of mergers and acquisitions. Previously, he was Director of External Reporting at NYSE from 2005 to 2008, handling external reporting and Sarbanes-Oxley compliance.

Mr. Donnelly’s base salary will be $225,000. In addition, he will participate in an annual discretionary bonus program pursuant to which the Company’s Chief Executive Officer (“CEO”) determines bonus amounts, the payment and amount of which are within the CEO’s discretion.

There is no arrangement or understanding between Mr. Donnelly and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Donnelly and any executive officer or director of the Company. There have been no transactions between Mr. Donnelly and the Company which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

William E. Kandel, who has served as Vice President – Senior Managing Director, Chief Accounting Officer and principal accounting officer of the Company has resigned as principal accounting officer of the Company and its subsidiaries effective December 1, 2014. Mr. Kandel will remain Vice President – Senior Managing Director and Chief Accounting Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)
Date:	November 21, 2014	By
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer